                                                                EXHIBIT 99(I)


                      WESTFIELD AMERICA MANAGEMENT LIMITED
                                 ACN 072 780 619
                                   ("MANAGER")

                             WESTFIELD AMERICA, INC.
                                     ("WEA")

                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED
                                    ("SCPG")









                             WESTFIELD AMERICA TRUST
                                ARSN 092 058 449

                          SERIES G SPECIAL OPTIONS DEED















                                 MINTER ELLISON
                                     Lawyers
                                  Aurora Place
                                88 Phillip Street
                                 SYDNEY NSW 2000

                                  DX 117 Sydney
                            Telephone (02) 9921 8888
                            Facsimile (02) 9921 8123
                                    10898157

                                TABLE OF CONTENTS

1.  DEFINITIONS..........................................................      1

2.  GRANT OF SPECIAL OPTIONS.............................................      2

3.  COVENANTS............................................................      2

4.  FURTHER ACTION.......................................................      3

5.  GOVERNING LAW AND JURISDICTION.......................................      3

6.  INTERPRETATION.......................................................      3

7.  AMENDMENT............................................................      4

8.  MANAGER'S LIMITATION OF LIABILITY....................................      4

9.  STAMP DUTY...........................................................      4

SCHEDULE - SERIES G SPECIAL OPTION TERMS.................................      7

                          SERIES G SPECIAL OPTIONS DEED

DEED dated        2001

BY WESTFIELD AMERICA MANAGEMENT LIMITED as responsible entity and trustee of WAT (ACN 072 780 619) of Level 24, Westfield Tower, 100 William Street, Sydney, New South Wales 2011 ("MANAGER")

AND WESTFIELD AMERICA, INC. of 11601 Wilshire Boulevard Suite, 1200, Los Angeles, California USA ("WEA")

AND SECURITY CAPITAL PREFERRED GROWTH INCORPORATED of 11 South LaSalle Street 2nd Floor, Chicago, Illinois USA ("SCPG")


RECITALS

A. WAT was constituted by the Trust Deed and ordinary Units are quoted on the ASX.

B. On [ ] February 2001, the Manager and SCPG entered into a Preferred Stock Transaction Agreement pursuant to which the Manager agreed, among other things, to:

     (i) cause all of the Special Options to be granted, subject to the Members of WAT authorising and approving the issue of the Special Options, to WEA; and

     (ii) cause WEA to transfer all of the Special Options to SCPG in accordance with the terms of the Exchange Agreement.

C. On [ ] April 2001, the Members of WAT authorised and approved, among other things, the issue to WEA of all of the Special Options and, on exercise of those Special Options, the issue of Units in WAT to the holder of those Special Options in accordance with their terms.

D. The Manager has determined to grant all of the Special Options on the terms set out in this Deed

E. WEA has agreed to transfer all of the Special Options to SCPG on the terms set out in this Deed.


OPERATIVE PROVISIONS

1.   DEFINITIONS

1.1 Terms defined in the Special Option Terms have the same meaning when used in this Deed.

1.2 These words and phrases have the following meanings in this Deed unless the contrary intention appears:

     "ISSUE DATE" means the date on which the Special Options are issued to WEA pursuant to CLAUSE 2.1 of the Special Option Deed.

     "PARTY" means each of the Manager, WEA and SCPG.

     "PURCHASE PRICE" means a price determined by an independent valuer appointed by the Manager provided that if WEA disagrees with that price then either the Manager or WEA may appoint an Expert and the provisions of PARAGRAPH 19 of the Special Option Terms apply as if they were set out in this Deed.

     "SPECIAL OPTION" means a Series G Special Option to subscribe for Units in accordance with the Special Option Terms.

     "SPECIAL OPTION DEED" and "DEED" mean this Deed including all schedules, attachments and annexures.

     "SPECIAL OPTION TERMS" means the Series G Special Option Terms as set out in the SCHEDULE to this Deed.

     "WEA TRANSFER" means the transfer of Special Options from WEA to SCPG in accordance with CLAUSE 2.2 of the Special Option Deed.


1.3 Words or phrases beginning in capitals and not otherwise defined in this Deed or the Special Option Terms have the same meaning as in the Trust Deed.

2.   GRANT OF SPECIAL OPTIONS

2.1 In consideration of payment of the Purchase Price, the Manager grants 694,445 Special Options to WEA.

2.2 WEA agrees that upon the closing under the Exchange Agreement, it will transfer all of the Special Options to SCPG in accordance with the requirements for transfer set out in the Special Option Terms.

2.3  The Manager agrees to:

     (a)  issue and register the issue of all of Special Options to WEA;

     (b) issue and deliver to WEA an Option Certificate certifying that WEA is the registered holder of all the Special Options;

     (c) register SCPG as the Optionholder upon transfer of all of the Special Options to SCPG in accordance with the Special Option Terms; and

     (d) issue and deliver an Option Certificate to SCPG in respect of the Special Options transferred to SCPG by WEA

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Manager represents and warrants for the benefit of the Optionholder, as at the date of this Deed, the Issue Date, the date of transfer of the Special Options by WEA to SCPG and the Exercise Date that:

     (a) all Special Options granted under this Deed have been duly authorised, validly issued, and the Optionholder is entitled to the rights in favour of the Optionholder set out in the Special Option Terms;

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                                       3


     (b) there are no pre-emptive rights or similar rights to purchase any Units issuable on exercise of the Special Options on the part of any holders of any class of securities of WAT;

     (c) this Deed has been duly authorised, executed and delivered by the Manager and is a valid and binding obligation of the Manager and enforceable in accordance with its terms; and

3.2  The Manager covenants that:

     (a) it will use its best endeavours to ensure that the ordinary Units (including the Units issued on the exercise of the Special Options) are officially quoted on the ASX as soon as possible after they are issued and that such official quotation is maintained;

     (b) at all times while Special Options are outstanding, WAT will have sufficient authorised and unissued Units available for issue on exercise of all Special Options and all other options outstanding with respect to Units; and

     (c) subject to compliance by the Optionholder with the Special Option Terms, the Units issuable on exercise of the Special Options will be duly authorised, validly issued and fully paid.

4.   FURTHER ACTION

     Each party to this Deed must:

     (a) use reasonable efforts to do all things necessary or desirable to give full effect to this Deed; and

     (b) refrain from doing anything that might hinder performance of this Deed.

5.   GOVERNING LAW AND JURISDICTION

5.1  This Deed is governed by the law applicable in New South Wales, Australia.

5.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

6.   INTERPRETATION

     In this Deed, unless the contrary intention appears:

     (a) headings are for ease of reference only and do not affect the meaning of this Deed;

     (b) the singular includes the plural and vice versa and words importing a gender include other genders;

     (c) other grammatical forms of defined words or expressions have corresponding meanings;

     (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this Deed;

     (e) a reference to a document or agreement, including this Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time;

     (f) a reference to "A$", "$A", "dollar" or "$" is a reference to Australian currency;

     (g) a reference to "US$" is a reference to United States of America currency;

     (h) a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;

     (i) a reference to a party includes its executors, administrators, successors (including persons taking by novation) and permitted assigns;

     (j) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies; and

     (k) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

7.   AMENDMENT

     This Deed may be amended only in writing signed by the Manager and the Optionholder or the Optionholders owning a majority of the outstanding Special Options on issue.

8.   MANAGER'S LIMITATION OF LIABILITY

8.1 Except as provided in CLAUSE 8.2, the Manager enters into this Deed only in its capacity as responsible entity and trustee of WAT. The Manager is liable under this Deed only up to the extent to which it is actually indemnified out of the assets of WAT.

8.2 The Manager is only personally liable only to the extent that it is not actually indemnified out of the assets of WAT as a consequence of it being fraudulent, negligent, or in breach of trust.

8.3 If the Manager is not personally liable, the parties other than the Manager must not sue the Manager personally or seek to wind it up to recover any outstanding money, and the Manager is entitled to plead this clause as a bar to the taking of any such proceedings.

8.4 Nothing contained in CLAUSE 8.1 limits the rights of any party to bring an action for performance by the Manager or limits any party's right to recover damages from the assets of WAT to the extent that the Manager is liable under this Deed.

9.   STAMP DUTY

9.1 All stamp duty (including fines and penalties and any other applicable payments) chargeable on this Deed, the Special Options or any related documents of transfer, in each case, in relation to the WEA Transfer shall be borne by WEA and WEA hereby indemnifies SCPG as a continuing indemnity for and against any such stamp duty (including fines and penalties and any other applicable payments) and any related costs and expenses including legal fees on an indemnity basis. As between the parties, WEA shall be primarily responsible for attending to payment of such stamp duty (including fines and penalties and any other applicable payments) and WEA shall provide SCPG with such information and progress reports on such stamping as SCPG may reasonably require and SCPG shall be entitled to pay (but need not pay) such duty itself and to claim immediate indemnification from WEA if SCPG reasonably believes that there will otherwise be a failure to pay the stamp duty within the period required by law.

9.2 All stamp duty (including fines and penalties and any other applicable payments) chargeable on or in relation to either:

     (a) the initial transfer of each Special Option by SCPG to a transferee (each an "INITIAL TRANSFEREE"); and

     (b) the first transfer by any such Initial Transferee of such Special Option to a subsequent transferee shall be borne by the Manager and the Manager hereby indemnifies SCPG and each transferee receiving a transfer to which paragraph (a) or (b) of this clause 9.2 applies (an "INDEMNIFIED TRANSFEREE") as a continuing indemnity for and against any such stamp duty (including fines and penalties and any other applicable payments) and any related costs and expenses including legal fees on an indemnity basis. The Manager shall be primarily responsible for attending to payment of such stamp duty (including fines and penalties and any other applicable payments) and the Manager shall provide SPCG and each Indemnified Transferee with such information and progress reports on such stamping as SCPG or the Indemnified Transferee may reasonably require and SCPG or the Indemnified Transferee shall be entitled to pay (but need not pay) such duty itself and to claim immediate indemnification from the Manager if SCPG or the Indemnified Transferee reasonably believes that there will otherwise be a failure to pay the stamp duty within the period required by law.

EXECUTED as a deed.

THE COMMON SEAL of WESTFIELD AMERICA MANAGEMENT        )
LIMITED is affixed in accordance with its              )
constitution in the presence of                        )
                                                       )



----------------------------------  --------------------------------------------
Signature of director               Signature of director



----------------------------------  --------------------------------------------
Name of director (print)            Name of director (print)





SIGNED, SEALED and DELIVERED by
SECURITY CAPITAL PREFERRED GROWTH INCORPORATED



By:        ___________________________
Name:      ___________________________
Its:


SIGNED, SEALED and DELIVERED by
WESTFIELD AMERICA, INC.


By:        ____________________________
Name:      ____________________________
Its:       ____________________________

                                    SCHEDULE

                          SERIES G SPECIAL OPTION TERMS


1.   DEFINITIONS

1.1 These words and phrases have the following meanings in these Special Option Terms unless the contrary intention appears:

     "ASX" means Australian Stock Exchange Limited (ACN 008 624 691).

     "AUSTRALIAN DOLLAR/US DOLLAR EXCHANGE RATE" means, in respect of any business day, the (New York City time) noon buying rate on that business day in New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per Australian dollar.

     "BUSINESS DAY" has the same meaning as in the Listing Rules of the ASX.

     "BUSINESS HOURS" means the hours between 9.00am and 5.00pm (Sydney time) on a Business Day.

     "CONTINUING SECURITY" means:

     (a) the Preference Shares; and/or

     (b) the Converted Common Stock.

     "CONVERSION NUMBER" in relation to a Special Option where the Continuing Securities the subject of the Notice of Exercise are Preference Shares, is the number equal to the greater of:

     (a) the number being (A) the Liquidation Preference divided by (B) 0.8929; and

     (b) the number being (A) the Liquidation Preference divided by (B) the product of [(i) the volume weighted average trading price of a Unit, as recorded on the ASX, for the 20 Business Day period ending on the closing of the tender offer for WEA's common stock and (ii) the average Australian Dollar/ U.S. Dollar Exchange Rate for the 20 Business Day period ending on the closing of the tender offer for WEA's common stock,[NOTE (B) WILL BE QUANTIFIED AT THE DATE OF SIGNING THE DEED]

     and in the case where the Continuing Securities the subject of the Notice of Exercise are Converted Common Stock, then the numerator (A) in paragraphs (a) and (b) above shall be the Liquidation Preference of the Preference Shares whose conversion caused the issue of the Converted Common Stock(1).


--------

(1) The following example is set out only to demonstrate how the parties intend that the Conversion Number be calculated and does not form part of the Series G Special Option Terms:

     Assuming the trading price as determined in clause (i) of paragraph (b) of the definition of Conversion Number equals A$1.59 and the currency exchange ratio as determined in clause (ii) of paragraph (b) of the definition of Conversion Number equals .56, the exchange ratio would be equal to 202.156. Accordingly, the exchange price in US$ is equal to $.8904 and all of the 694,445 Preference Shares would be exchangeable into approximately 140,386,456 units.

     "CONVERTED COMMON STOCK" means the shares of series A common stock in WEA into which Preference Shares have been converted by their holder in accordance with the terms and conditions specified in the certificate of designation for such share.

     "EXCHANGE AGREEMENT" means the exchange agreement between WEA and SCPG to be entered into contemporaneously with the execution and delivery of the Series G Special Option Deed.

     "EXERCISE DATE" means the date specified in PARAGRAPH 7.2(b).

     "EXPERT" means an internationally recognised accounting firm (provided that such firm is one of Arthur Andersen LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP, Deloitte & Touche LLP and KPMG LLP or their respective affiliates or successors and provided further that the firm appointed is not the principal outside auditor for, and has not during the previous 24 months, received fees in excess of US$5 million from, the Manager, WEA or any Optionholder holding a majority of the outstanding Special Options) agreed to by the Manager and Optionholders holding a majority of the outstanding Special Options on issue or in the absence of agreement between them and at the request of any of them an internationally recognised accounting firm appointed by the President or the head for the time being of the Australian Institute of Chartered Accountants, provided, however, that if at the time an Expert is being selected for purposes of PARAGRAPH
     15.1 or 19, an Expert is then engaged pursuant to the terms of PARAGRAPH
     15.1 or 19 or is then engaged, or contemporaneously being engaged pursuant to SECTION 6 of the Series G Certificate of Designation, then the Expert being so selected shall be the same Expert that is then so engaged or being contemporaneously engaged.

     "FINANCIAL YEAR" means a 12 month period from 1 January to 31 December.

     "ISSUE DATE" means the date on which the Special Options are issued to WEA pursuant to CLAUSE 2.1 of the Special Option Deed.

     "LIQUIDATION PREFERENCE" means US$180 per Preference Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of the end of the most recently completed dividend period for the Preference Shares.

     "MANAGER" means Westfield America Management Limited as responsible entity and trustee of WAT.

     "MEMBER" means a person registered as the holder of a Unit (including persons jointly registered) as provided in the Trust Deed.

     "NOTICE OF EXERCISE" means a notice in or substantially in the form set out in ATTACHMENT A.

     "NOTICE OF INTENTION TO EXERCISE" means a notice given by the Optionholder under PARAGRAPH 7.1 of the Special Option Terms.

     "OPTION CERTIFICATE" means a Special Option Certificate in or substantially in the form set out in ATTACHMENT C.

     "OPTIONHOLDER" means any person who is at any time registered as the holder of a Special Option (including persons jointly registered) in a register kept by the Manager.

     "PARTY" means each of the Manager and any Optionholder.

     "PREFERENCE SHARE" means a Series G Cummulative Convertible Redeemable Preference Share in WEA.

     "QUARTER" means a three month period in a Financial Year commencing on one of the following dates:

     (a)  1 January ("FIRST QUARTER");

     (b)  1 April ("SECOND QUARTER");

     (c)  1 July ("THIRD QUARTER"); and

     (d)  1 October ("FOURTH QUARTER").

     "RECONSTRUCTION" means a capital reconstruction (including, without limitation, any consolidation, stock split or stock dividend, subdivision or reduction of capital), merger or any return of capital or other capital distribution but does not include the following:

     (c) periodic distributions (whether of income or capital) made pro rata among shareholders or unitholders of a class and whether interim or at the end of an Accrual Period;

     (d) issues of stock, shares or units which are not in redemption of any stock, shares or units,

     (e)  any issues of options by WEA or WAT; or

     (f) the redemption, conversion or exercise of any securities issued by WAT or WEA in accordance with their terms.

     "SCPG" means Security Capital Preferred Growth Incorporated.

     "SELL" means a transfer, sale or assignment of the Special Options (or any part of the Special Options) or any other dealing or parting with possession of any right or interest (other than for the purposes of obtaining financing).

     "SERIES G CERTIFICATE OF DESIGNATION" means the certificate of designation for the Preference Shares.

     "SPECIAL OPTION" means an option to subscribe for Units on the Special Option Terms.

     "SPECIAL OPTION DEED" means the Series G Special Option Deed made between the Manager, WEA and SCPG including all schedules, attachments and annexures.

     "SPECIAL OPTION PERIOD" means the period commencing on the date being the earlier of the following:

     (a)  30 September 2003; and

     (b) the date upon which dividends under the Series G Certificate of Designation are not paid in full in accordance with Section 3 of that certificate and the dividend rate is therefore increased to 1.5 times the rate that would otherwise apply;

     (c) the date upon which a Fixed Charge Coverage Violation (as defined in the Series G Certificate of Designation) occurs;

     (d) the date upon which a Change of Control Repurchase Event (as defined in the Series G Certificate of Designation) occurs,

     (e) the date upon which Consolidated EBITDA (as defined in the Series G Certificate of Designation) from United States source income as a percentage of total EBITDA for WAT falls below 75%; and

     (f) the date upon which the Manager gives a notice in accordance with PARAGRAPHS 15.3(a) or (b) of the Special Option Terms;

     and ending the date being 10 days prior to the termination date of WAT under CLAUSE 4.3 of the Trust Deed.

     "SPECIAL OPTION TERMS" means the terms as set out herein.

     "TRUST DEED" means the Trust Deed dated 28 March 1996 originally between Perpetual Trustee Company Limited and Westfield America Management Limited, as amended, being the constitution of WAT.

     "UNIT" means an undivided share in the beneficial interest in WAT as provided in the Trust Deed.

     "WAT" means the managed investment scheme constituted by the Trust Deed and known as the Westfield America Trust (ARSN 092 058 449).

     "WEA" means Westfield America, Inc.

1.2 Words or phrases beginning in capitals and not otherwise defined in these Special Option Terms have the same meaning as in the Trust Deed.

2.   ENTITLEMENT

     Each Special Option entitles the Optionholder to subscribe for Units on the terms set out in these Special Option Terms.

3.   EXERCISE PERIOD

     A Special Option may be exercised at any time during the Special Option Period, in accordance with these Special Option Terms.

4.   PREREQUISITE TO EXERCISE

4.1 A Special Option may not be exercised (and the Manager will be under no obligation to issue Units in respect of any Special Option) unless:

     (a) the Special Option is exercised as part of a parcel of Special Options which, on exercise, entitles the Optionholder to a parcel of Units having a value not less than the amount required by the CORPORATIONS LAW (currently A$500,000) for the issue of each such Unit to constitute an issue that does not need disclosure to investors pursuant to SECTION 708(8)(a) of the CORPORATIONS LAW (or any successor provision); and

     (b) the Optionholder complies in all material respects with all the other Special Option Terms; and

     (c) the issue of Units to the Optionholder would not breach the Australian CORPORATIONS LAW or any applicable law.

4.2 If the Optionholder which wishes to exercise a Special Option, gives a Notice of Intention to Exercise and a Notice of Exercise and otherwise complies in all material respects with the requirements for exercise of a Special Option set out in these Special Option Terms, the Manager must comply with the provisions of the Trust Deed and of the Special Option Terms in respect of the exercise of the Special Option.

5.   EXCHANGE RIGHT

5.1 One Special Option is exercisable for each Preference Share or for the Converted Common Stock issued upon conversion of such Preference Share, as the case may be, transferred to the Manager.

5.2 On exercise of a Special Option, the Optionholder will receive in respect of a Continuing Security, the Conversion Number of Units provided that, if this would have the effect that the Optionholder would receive a fraction of one Unit, the Optionholder will receive one additional Unit. The Conversion Number of Units must be issued within one Business Day after receipt of a Notice of Exercise given in accordance with PARAGRAPH 7.

6.   RANKING OF UNITS ON EXERCISE OF SPECIAL OPTIONS

6.1 Subject to PARAGRAPH 6.2, a Unit allotted on exercise of a Special Option will rank equally in all respects with the existing Units on issue at the date of allotment.

6.2 A Unit allotted on exercise of a Special Option will rank for distribution of the Distributable Income from the date following the last day of the most recently completed dividend period for the Continuing Securities transferred so that where Units are allotted during an Accrual Period, such Units will participate in the Distributable Income in respect of that Accrual Period in the proportion that the part of the Accrual Period (calculated in days) for which such Units rank for distribution of Distributable Income bears to the total number of days in such Accrual Period.

7.   MANNER OF EXERCISE

7.1 If an Optionholder wishes to exercise a Special Option, then the Optionholder must give a non-binding notice of intention to exercise the Special Option to the Manager during the Special Option Period at least 10 Business Days before giving a Notice of Exercise under PARAGRAPH 7.2.

7.2 If an Optionholder wishes to exercise a Special Option and has complied with PARAGRAPH 7.1, it must give an irrevocable Notice of Exercise to the Manager during the Special Option Period specifying:

     (a) the number of Special Options which the Optionholder wishes to exercise in compliance with PARAGRAPH 4 and the type of Continuing Security to be delivered;

     (b) the specific date on which those Special Options are to be exercised ("EXERCISE DATE") in accordance with the Special Option Terms;

     (c) the number of Units which are to be issued to the Optionholder on the exercise of the Special Options detailed in the Notice of Exercise ("RELEVANT NUMBER") (being equal to the number of Special Options to which the Notice of Exercise relates multiplied by the Conversion Number, subject to rounding up by one unit in the case of a fractional unit); and

     (d) confirmation of compliance with the U.S. securities laws restrictions contained in PARAGRAPH 12.

7.3  On the Exercise Date:

     (a) the Optionholder must deliver to the Manager the Continuing Securities (together with any necessary instruments of transfer properly executed) to which the Notice of Exercise relates; and

     (b) in consideration of the transfer pursuant to PARAGRAPH 7.3(a), the Manager must issue to the Optionholder the Relevant Number of Units.

7.4 The Optionholder must ensure that any Continuing Security transferred pursuant to PARAGRAPH 7.3(a) (or specified in the Notice of Exercise) is (immediately prior to transfer) owned by the Optionholder (free of all mortgages, charges, liens and other encumbrances or prior claims), and has attached all rights (including rights to receive dividends) attaching or accruing to the Continuing Security on the Exercise Date except for that portion of the True-Up Dividend Amount as defined in the Series G Certificate of Designation, if any, for the period from the beginning of the year in which the applicable Special Option is exercised until the Exercise Date. The True-Up Dividend Amount payable for such period shall be computed by dividing the number of days in which the Optionholder held the Continuing Security during the applicable year by 365 and multiplying the result by the True-Up Dividend Amount determined in accordance with the Series G Certificate of Designation (and if such amount is received by the Manager instead of by the former holder of the Continuing Securities, the Manager must pay to that former holder the amount so received).

8.   TRANSFER OF SPECIAL OPTIONS

8.1 With the exception of the first transfer by WEA of the Special Options to SCPG, an Optionholder shall not Sell any Special Options or Continuing Securities owned by it, unless it first notifies the Manager in writing of its desire to so Sell such securities and allows the Manager five Business Days from the date of such notice to make an offer for such securities. The Optionholder may reject, in its absolute discretion, any offer to purchase such securities made by the Manager and may Sell such securities to any buyer after the five Business Day period has elapsed; provided that any offer by the Manager shall include both the Special Options and the related Preference Shares or Converted Common Stock, as the case may be, to the extent that the Optionholder notified the Manager that it will sell such securities as a package and provided further that for a period of 90 days after such five Business Day period has elapsed, the Optionholder shall not Sell such securities (other than pursuant to an underwritten public offering) at a price (before deduction of underwriting commissions, placement fees and other selling expenses) less than 90% of the price offered by the Manager.

8.2 Any person to whom a Special Option is transferred must be a person to whom disclosure to investors under Chapter 6D of the CORPORATIONS LAW is not required. A transferee must provide to the Manager, if requested, evidence that it is such a person.

8.3 Subject to this PARAGRAPH 8 and the securities law restrictions set out in PARAGRAPH 12, a Special Option is fully transferable as follows:

     (a) by delivery to the Manager of a duly executed and, subject to PARAGRAPH 9, stamped transfer in the form of ATTACHMENT B-3 by the Optionholder or the transferee, together with the Option Certificates to which the transfer relates; and

     (b) the Manager registering the transfer of the Special Options, subject to the terms and conditions of the Trust Deed, which the Manager agrees to do promptly after receipt of the items referred to IN PARAGRAPH 8.3(a).

8.4 On registration of a transfer, the transferee is bound by the Trust Deed and the Special Options Terms and assumes the rights and obligations of an Optionholder in respect of the Special Options transferred.

8.5 All stamp duty (including fines and penalties and any other applicable payments) chargeable on or in relation to either:

     (a) the initial transfer of each Special Option by SCPG to a transferee (each an "INITIAL TRANSFEREE"); and

     (b) the first transfer by any Initial Transferee of such Special Option to a subsequent transferee shall be borne by the Manager and the Manager hereby indemnifies SCPG and each transferee receiving a transfer to which paragraph (a) or (b) of this clause 8.5 applies (an "INDEMNIFIED TRANSFEREE") as a continuing indemnity for and against any such stamp duty (including fines and penalties and any other applicable payments) and any related costs and expenses including legal fees on an indemnity basis. The Manager shall be primarily responsible for attending to payment of such stamp duty (including fines and penalties and any other applicable payments) and the Manager shall provide SPCG and each Indemnified Transferee with such information and progress reports on such stamping as SCPG or the Indemnified Transferee may reasonably require and SCPG or the Indemnified Transferee shall be entitled to pay (but need not pay) such duty itself and to claim immediate indemnification from the Manager if SCPG or the Indemnified Transferee reasonably believes that there will otherwise be a failure to pay the stamp duty within the period required by law.

9.   NEW ISSUES BY WAT

     A Special Option does not confer any right on the Optionholder to participate in any new issues of Units, or to be entitled to any distributions by WAT. 10. RIGHT TO VOTE

     An Optionholder is entitled to vote at meetings of Members.

11.  NO OTHER RIGHTS

     In accordance with, and subject to, the provisions of the Trust Deed and the Corporations Law, no Special Option confers on the Optionholder:

     (a) any right to require the Manager to redeem or repurchase the Special Option; or

     (b) except as expressly provided in the Trust Deed, any other entitlement under the Trust Deed consequent on holding the Special Option.

12.  SECURITIES LAW RESTRICTIONS

12.1 This PARAGRAPH 12 operates in addition to restrictions on transfers of Special Options under PARAGRAPH 8. The Special Options have not been registered under the U.S. Securities Act of 1933, as amended ("U.S. SECURITIES ACT"), and may not be offered, sold or exercised except:

     (a) pursuant to an effective registration statement under the U.S. Securities Act;

     (b) within the United States to or, in the case of exercise, by Institutional "Accredited Investors" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the U.S. Securities Act in a transaction exempt from registration requirements of the U.S. Securities Act on delivery of a purchaser's letter in the form of ATTACHMENT B-1 or B-2, as applicable;

     (c) outside the United States to or, in the case of exercise, by non-U.S. persons in a transaction meeting the requirements of Rules 901, 903 or 904 of Regulation S under the U.S. Securities Act;

     (d)  to WEA, its affiliates, the Manager or its affiliates; or

     (e)  as otherwise agreed by the Manager.

     The Special Options must bear a legend to the foregoing effect:

     Special Options issued to non-U.S. persons pursuant to Regulation S under the U.S. Securities Act must bear the following additional legend:

          "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
          (A) THE SECURITY MAY BE EXERCISED ONLY BY A NON-U.S. PERSON ON DELIVERY OF EITHER (i) A WRITTEN CERTIFICATE THAT IT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR (ii) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITY AND THE UNITS DELIVERED ON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER AND (B) THE SECURITY MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE SPECIAL OPTION TERMS."

     All other Special Options must bear the following additional legend:

          "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
          (A) THE SECURITY MAY BE EXERCISED ONLY BY (1) A NON-U.S. PERSON ON DELIVERY OF EITHER (i) A WRITTEN CERTIFICATE THAT IT HAS NOT BEEN EXERCISED ON BEHALF OF A U.S. PERSON, OR (ii) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITY AND THE UNITS DELIVERED ON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER OR (2) AN INSTITUTIONAL ACCREDITED INVESTOR ON DELIVERY OF A LETTER SUBSTANTIALLY IN THE FORM ANNEXED TO THE SPECIAL OPTION TERMS AND (B) THIS SECURITY MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE SPECIAL OPTION TERMS."

12.2 Units issuable on exercise of the Special Options will not be registered under the U.S. Securities Act and may not be offered or sold by an Optionholder after exercise of an Option except:

     (a) pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements thereunder;

     (b) outside the United States to non-U.S. persons (which term includes U.S. dealers or other professional fiduciaries acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)) in reliance on Rules 903 and 904 of Regulation S under the U.S. Securities Act;

     (c) in 'regular way transactions' on the ASX, provided that neither the seller, nor any person acting on its behalf, knows that the transaction has been pre-arranged with a buyer that is a US person or is located in the US;

     (d)  to the Manager or its affiliates; or

     (e)  as otherwise agreed by the Manager.

     The foregoing restrictions must be noted in the Unit register maintained by the Manager. The Manager agrees that it will cause the notation to be removed from the Unit register at such time as the Units may be transferred without restriction under applicable law.

12.3 A Special Option may only be exercised by a non-U.S. person on delivery of either:

     (a) a written certification that the Optionholder is not a U.S. person and the Special Option is not being exercised on behalf of a U.S. person; or

     (b) a written opinion of counsel to the effect that the Special Option and the Units delivered on exercise thereof have been registered under the U.S. Securities Act or are exempt from registration thereunder.

12.4 A Special Option may only be exercised by a U.S. person on delivery of a purchaser's letter for "Accredited Investors" in the form of ATTACHMENT B-1, certifying that the Optionholder is an "Accredited Investor" as defined in that letter, together with the other materials referred to therein.

12.5 A Special Option may not be transferred to any person if the effect of such transfer would be that the ownership limitations contained in WEA's Restated Articles of Incorporation would be violated.

12.6 Any withholding obligation of the Manager on receipt of a Continuing Security may be satisfied by delivery of an amount in United States dollars by the Optionholder.

13.  REDEMPTION OF PREFERENCE SHARES

13.1 If WEA redeems Preference Shares in accordance with their terms the Optionholder must deliver (for no consideration) to the Manager the same number of Options, subject to PARAGRAPH 15.1, as Preference Shares to be redeemed and the Manager must reissue the Option Certificate in respect of the Optionholders' remaining holding (if any) of Special Options and may cancel the Special Options so transferred.

13.2 After all Preference Shares have either been redeemed or transferred to the Manager, the Manager may cancel any outstanding Special Options and if the Manager cancels the Special Options notify the Optionholder of the cancellation.

14.  QEF ELECTION

     If an Optionholder intends to make the election provided for in Section 1295(b) of the Internal Revenue Code of 1986, as amended ("Code"), then such Optionholder must so notify the Manager and the Manager must, at the Manager's expense, take such actions as may be required by the Code and the authorities thereunder to have WAT be treated as a qualified electing fund (within the meaning of Section 1295 of the Code) with respect to a Unitholder or Optionholder that makes the election provided for under
     Section 1295(b) of the Code.

15.  RECONSTRUCTIONS

15.1 Except as provided in PARAGRAPH 15.2, if:

     (a)  WEA carries out a Reconstruction; or

     (b)  WAT carries out a Reconstruction,

     then, in each such event:

     (c)  the number of Special Options held by an Optionholder; or

     (d)  the Conversion Number; or

     (e)  some of, or all, such factors,

     will be adjusted, as appropriate, in a manner determined by the Manager which:

     (f)  is fair and equitable to the Members and Optionholders; and

     (g) to the extent necessary, complies with the Listing Rules of the ASX applying to a reorganisation (as that term is defined in the Listing Rules of the ASX) of capital at the time of the reorganisation (and for the avoidance of doubt the parties agree that any reconstruction of WEA is carried out as if the Listing Rules of the ASX applied to the reorganisation of WEA), and is approved by Optionholders holding a majority of the outstanding Special Options on issue provided that if such Optionholders fail to approve the manner of adjustment determined by the Manager, the Manager must, pursuant to PARAGRAPH 19, refer the matter to an Expert who will make a determination of any adjustment. The Expert must be directed to take into account PARAGRAPHS 15.1(f), (g) and 19.3 in making a determination.

15.2 (a) If WAT is merged or consolidated with or into a new entity or WAT transfers all or substantially all of its assets to another entity then, on a subsequent exercise of the Special Options, the Optionholder is entitled to receive securities in the new transferee entity equal to those which the Optionholder would have received had it exercised such Special Options and held Units immediately prior to such transaction.

     (b) If WEA is merged or consolidated with or into a new entity or if WEA transfers all or substantially all of its assets to another entity and the Optionholder receives stock in such entity in consideration of its Continuing Securities then, on a subsequent exercise of the Special Options, the Optionholder is entitled to use such new securities received in such transaction (in lieu of the Continuing Securities) as the consideration for the issuance of ordinary Units based on a revised Conversion Number which is fair and equitable to the Members and the Optionholder.

15.3

     (a) The Manager agrees for the benefit of the Optionholders that if, while any Special Options are on issue, it:

          (i)  announces an intention to wind up WAT; or

          (ii) receives a requisition from Members, that meets the requirements of the Corporations Law, to convene a meeting of Members for the purpose of passing a resolution to direct the winding up of WAT, then it will immediately give written notice to the Optionholders of the announcement or requisition. In the case of an announcement or if Members subsequently pass a resolution in accordance with the Corporations Law to terminate WAT then, before WAT is terminated, the Optionholders may exercise any or all of their Special Options in accordance with the provisions of these Special Option Terms.

     (b)  The Manager agrees that until the expiration of the Special Option
          Period:

          (i) prior to any Reconstruction of WAT it will provide not less than 30 days prior written notice of such Reconstruction to the Optionholder, and the Optionholder has the right at any time following delivery of such notice to exercise its Special Options; and

          (ii) in the event WEA is merged or consolidated with or into a new entity or transfers all or substantially all of its assets to another entity, the Optionholder has the right at any time following such event to exercise its Special Options in accordance with the provisions of these Special Option Terms.

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1 The Manager represents and warrants for the benefit of the Optionholder that as at the date of the Special Option Deed, the Issue Date, the date of transfer of the Special Options by WEA to SCPG and the Exercise Date:

     (a) all Special Options have been duly authorised, validly issued, and the Optionholder is entitled to the rights in favour of the Optionholder under the Special Option Terms;

     (b) there are no pre-emptive rights or similar rights to purchase any Units issuable on exercise of the Special Options on the part of any holders of any class of securities of WAT;

     (c) the Special Option Deed has been duly authorised, executed and delivered by the Manager and is a valid and binding obligation of the Manager and enforceable in accordance with its terms; and

16.2 The Manager covenants that:

     (a) it will use its best endeavours to ensure that the ordinary Units (including the Units issued on the exercise of the Special Options) are officially quoted on the ASX as soon as possible after they are issued and that such official quotation is maintained;

     (b) at all times while the Special Options are outstanding, WAT will have sufficient authorised and unissued Units available for issue on exercise of the Special Options and all other options outstanding with respect to Units; and

     (c) subject to compliance by the Optionholder with the Special Option Terms, the Units issuable on exercise of the Special Options will be duly authorised, validly issued and fully paid;

16.3 To the extent that any covenant contained in the Special Option Deed is made for the benefit of the Optionholder, such covenant will be enforceable against the Manager by any person registered as a Optionholder.

17.  REGISTRATION AND NO QUOTATION OF SPECIAL OPTIONS

17.1 The Manager will maintain registers of Optionholders. An Optionholder may:

     (a)  inspect such register at any time during Business Hours; and

     (b)  obtain copies of such register.

17.2 The Manager must send to an Optionholder copies of all notices (including, without limitation, notices of Members' meetings), accounts and other statements sent to Members.

17.3 For the purposes of PARAGRAPH 17.2, notices, accounts and other statements sent to joint Optionholders will be deemed to be sent to all those Optionholders if sent to the Optionholder named first on the register.

17.4 If an Optionholder:

     (a)  has lost a certificate in respect of any Special Options; and

     (b) provides the Manager with a statutory declaration of loss in respect of such certificate,

     the Manager must cancel the lost certificate and issue a replacement certificate to the Optionholder.

17.5 The Optionholder acknowledges that the Special Options will not be quoted on any stock exchange

18.  RENEGOTIATION

     If prior to the earliest date on which the Special Options may be exercised the laws of Australia are amended, varied or replaced, or the Commonwealth Government introduces a bill into Parliament, which may result in WAT failing to qualify as a 'collective investment vehicle', then the Manager and the Optionholders will enter into good faith negotiations to amend the terms of the Special Options, including if necessary the Special Option Period, in order to avoid such failure.

19.      DISPUTES

19.1 If a dispute arises in relation to an adjustment to:

     (a)  the number of Special Options held by an Optionholder; or

     (b)  the Conversion Number; or

     (c)  some or all such factors,

     or any other adjustment to be made pursuant to PARAGRAPH 15.1 or PARAGRAPH 15.2, either the Manager or the Optionholder is entitled to refer the dispute (but no other disputes) to an Expert.

19.2 The Expert must be directed by the party referring the dispute:

     (a) to resolve the dispute in a timely manner as an expert and not as an arbitrator; and

     (b) to determine the party or parties responsible for paying the costs of the Expert having regard to the Expert's findings concerning resolution of the dispute.

19.3 The Expert must take into account (i) any adjustment or resolution of a dispute with respect to the same factual circumstances and (ii) any prior or contemporaneous adjustments or resolutions of disputes, in each case under SECTION 6 of the Series G Certificate of Designation such that the resolution of the dispute or disputes is fair and equitable to the Members and Optionholders.

19.4 The determination of the Expert will be final and binding on the Manager and the Optionholders.

20.  NOTICES

20.1 A party giving notice or notifying under these Special Option Terms must do so in writing:

     (a) directed to the recipient's address specified in this PARAGRAPH 20, as varied by any notice or, in the case of an Optionholder, to the address specified in the register kept in accordance with PARAGRAPH 17; and

     (b)  hand delivered or sent by prepaid post or facsimile to that address.

     The Manager's address and facsimile number are:

          Westfield America Management Limited
          Level 24, Westfield Towers
          100 William Street
          SYDNEY NSW 2011
          Facsimile Number: (61 2) 9358 7077
          Attention: Company Secretary

     WEA's address and facsimile number are:

          Westfield America, Inc.
          11601 Wilshire Boulevard Suite 1200
          Los Angeles California USA
          Facsimile Number:  (310) 478 3987

     SCPG's address and facsimile number are:

           Security Capital Preferred Growth Incorporated
           2nd floor, 11 South La Salle Street
           Chicago Illinois 60603 USA
           Facsimile Number:  (312) 345 5888
           Attention:  David E Rosenbaum
                   David T Novick

20.2 A notice given in accordance with PARAGRAPH 20.1 is taken to be received:

     (a)  if hand-delivered, on delivery;

     (b)  if sent by prepaid post, 5 days after the date of posting;

     (c)  if sent by courier, 2 days after being sent; or

     (d) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice.

20.3 The Manager will promptly deliver to an Optionholder copies of any notices received by it under the Special Option Terms, including any notice changing the foregoing addresses.

21.  INTERPRETATION

     In these Special Option Terms, unless the contrary intention appears:

     (a) headings are for ease of reference only and do not affect the meaning of these Special Option Terms;


     (b) the singular includes the plural and vice versa and words importing a gender include other genders;

     (c) other grammatical forms of defined words or expressions have corresponding meanings;

     (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to these Special Option Terms and a reference to the Special Option Terms includes any schedules, attachments and annexures;

     (e) a reference to a document or agreement, including the Special Option Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time;

     (f) a reference to "A$", "$A", "dollar" or "$" is a reference to Australian currency;

     (g) a reference to "US$" is a reference to United States of America currency;

     (h) a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;

     (i) a reference to a party includes its executors, administrators, successors (including persons taking by novation) and permitted assigns;

     (j) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies; and

     (k) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

       ATTACHMENT A (TO SCHEDULE)

       NOTICE OF EXERCISE OF SERIES G SPECIAL OPTIONS



TO:    WESTFIELD AMERICA MANAGEMENT LIMITED
       Manager of Westfield America Trust
       [              ]


I/We [          ] of [          ] give notice that I/we wish to exercise [ ]
Series G Special Options registered in my/our name on [          ] ("EXERCISE
DATE"). The number of Units, which are to be issued on exercise of the
Special Options referred to in this Notice of Exercise, is [     ].

Defined terms in the Special Option Terms have the same meaning in his Notice of Exercise.

We have received a copy of the Series G Special Option Terms, a copy of which are annexed to the Westfield America Trust Deed.

I/We confirm that:

     (a) [ ] [DESCRIPTION OF ACTUAL SECURITY - PREFERENCE SHARES OR CONVERTED COMMON STOCK] being Continuing Securities in WEA registered in my/our name will on the Exercise Date be free of all mortgages, charges, liens and other encumbrances or prior claims;

     (b) the Units in Westfield America Trust ("WAT") to be issued to me/us on exercise of the Special Options to which this Notice of Exercise relates, have a value of not less than the amount required by the CORPORATIONS LAW for the issue of each such Unit to constitute an issue for which disclosure to investors is not required under SECTION 708(8)(a) of the CORPORATIONS LAW (or any successor provision);

     (c) this Notice of Exercise is irrevocable (subject to PARAGRAPH 7.2 of Special Option Terms);

     (d) I/we have read the restrictions on exercise of Special Options and on transferability of Units contained in the Special Option Deed. I/we understand that the Units have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold except as permitted by the Special Option Terms and that such restrictions may be required to be noted in the Unit register as set out in the Special Option Deed. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should reoffer, resell, pledge or transfer any Units, we will do so only in accordance with the Special Option Terms; and

     (e)  [APPLICABLE PARAGRAPH TO BE INSERTED]

     NOTE: the following paragraph to be included in a Notice of Exercise by a non-U.S. person requesting that Units be delivered to an address outside of the United States:

     [We are not a U.S. person, we are not acquiring any units for the account of any U.S. person, and we have not offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, or as principal or agent, any Units acquired by us in the United States or to any U.S. person. "U.S. person" has the meaning set forth in Regulation S under the Securities Act, and includes, among other persons, any national, citizen or resident of the United States or the estate or trust of any such person, any corporation, partnership or other entity created or organised in or under the laws of the United States, or any political subdivision thereof, any trust or estate (other than a foreign trust or estate) and any United States branch of a non-U.S. person. "United States" means the United States of America, its territories and possessions.]

     NOTE: the following paragraph to be included in a notice of exercise by an "accredited investor" (a person meeting the requirements of Rule 501(a) of Regulation D under the Securities Act):

     [We are delivering herewith a purchaser's letter for accredited investors in the form of Attachment B-1 to the Special Option Terms and the other materials referred to therein, and certify that each of us is an "accredited investor" as defined in that letter.]

     NOTE: the following paragraph to be included in a notice of exercise by a non-U.S. person requesting that units be delivered to an address in the United States or who does not meet the standards set forth in [NOTE 2].

     [We are not a U.S. person]. [We are delivering herewith a written opinion of nationally recognised United States counsel to the effect that the Special Options and the Units delivered on exercise have been registered under the Securities Act or are exempt from registration thereunder.]

         ATTACHMENT B-1 (TO SCHEDULE)

         FORM OF PURCHASER'S LETTER BY ACCREDITED INVESTOR

         ACQUISITION OR TRANSFER OF UNITS


TO:    WESTFIELD AMERICA MANAGEMENT LIMITED
       Manager of Westfield America Trust
       [                      ]

In connection with our proposed acquisition of Units in Westfield America Trust ("TRUST") [in exchange for Preference Shares/Converted Common Stock of Westfield America, Inc.], we confirm that:

1. We have received a copy of the Series G Special Option Terms, a copy of which are annexed to the Westfield America Trust Deed.

2. We understand that the Units have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as permitted in the following sentence.

3. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should reoffer, resell, pledge or transfer any Units, we will do so only:

     (a) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available);

     (b) outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     (c) to an institutional "accredited investor" (as defined below) pursuant to any other exemption from the registration requirements of the Securities Act, subject to:

          (i) the receipt by the Manager of a letter substantially in the form provided in the Special Option Deed,

          (ii) unless such transfer is of Units with a purchase price of not less than US$250,000 to an "accredited investor" (as defined below), the receipt by the Manager of an opinion of counsel acceptable to the Manager that such reoffer, resale, pledge or transfer is in compliance with the Securities Act;

     (d)  to the Manager or its affiliates; and

     in each case, in accordance with any applicable securities laws of any State or the United States of America or any other applicable jurisdiction.

4. So long as the foregoing restrictions are required to be noted in the Unit register, the undersigned will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth above.

5. We understand that, on any proposed reoffer, resale, pledge or transfer of any Units, we will be required to furnish to the Manager and the registrar and transfer agent for the Units, such certification and other information as the Manager may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and the provisions of the Special Option Terms pursuant to which the Units were issued. We further understand that the foregoing restrictions will be noted in the Unit register.

     [Insert applicable paragraph.]

6. [We are an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.]

7.   [insert applicable paragraph]

     [We are acquiring the Units purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion and for each of which we are acquiring Units with a purchase price of not less than US$250,000 in each case for investment and not with a view to, or for sale in connection with any distribution thereof within the meaning of the Securities Act.]

     [We have delivered to the Manager an opinion of counsel acceptable to the Manager that such offer, sale, pledge or transfer of the Units to us is in compliance with the Securities Act.]

Defined terms in the Special Option Terms have the same meaning in this letter.

You are entitled to rely on this letter and are irrevocably authorised to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Purchaser]



                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

Dated:

Signed by [           ] through its         )
duly authorised representative              )
[                 ] in the presence of:     )

--------------------------------------

 or




THE COMMON SEAL of # is affixed in          )
accordance with its CONSTITUTION in         )
the presence of                             )

--------------------------------------




Secretary                                Director


Name of secretary (print)                Name of director (print)

-------------------------                ---------------------------------------

         ATTACHMENT B-2 (TO SCHEDULE)

         FORM OF PURCHASER'S LETTER BY ACCREDITED INVESTOR

         TRANSFER OF OPTIONS


TO:   WESTFIELD AMERICA MANAGEMENT LIMITED
      Manager of Westfield America Trust
      [              ]


In connection with our proposed acquisition of Special Options in Westfield America Trust ("TRUST"):

1. We have received a copy of the Series G Special Option Terms, a copy of which are annexed to the Westfield America Trust Deed.

2. We understand that the Special Options and the Units issuable on exercise thereof have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as permitted in the following sentence and in the Special Option Deed.

3. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should reoffer, resell, pledge or transfer any Special Options, we will do so only:

     (a) outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     (b) to an institutional "accredited investor" (as defined below) pursuant to an exemption from the registration requirements of the Securities Act, subject to:

          (i) the receipt by the Manager of a letter substantially in the form provided in the Special Option Deed,

          (ii) unless such transfer is of Special Options with a purchase price of not less than US$250,000 to an "accredited investor" (as defined below), the receipt by the Manager of an opinion of counsel acceptable to the Manager that such reoffer, resale, pledge or transfer is in compliance with the Securities Act;

     (c) to Westfield America Inc, its affiliates, the Manager, or its affiliates; and

     in each case, in accordance with any applicable securities laws of any State or the United States of America or any other applicable jurisdiction.

4. The undersigned will, and each subsequent purchaser from it is required to, notify any subsequent purchaser from it of the resale restrictions set forth above.

5. We understand that, on any proposed reoffer, resale, pledge or transfer of any Special Options, we will be required to furnish to the Manager and the registrar and transfer agent for the Units, such certification and other information as the Manager may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and the provisions of the Special Option Terms governing the Special Options. We further understand that the foregoing restrictions will be noted in the a legend on the Special Options.

     [Insert applicable paragraph.]

6. [We are an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.]

7.   [insert applicable paragraph]

     [We are acquiring the Special Options purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion and for each of which we are acquiring Special Options with a purchase price of not less than US$250,000 in each case for investment and not with a view to, or for sale in connection with any distribution thereof within the meaning of the Securities Act.]

     [We have delivered to the Manager an opinion of counsel acceptable to the Manager that such offer, sale, pledge or transfer of the Special Options to us is in compliance with the Securities Act.]

Defined terms in the Special Option Terms have the same meaning in this letter.

You are entitled to rely on this letter and are irrevocably authorised to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Purchaser]


                                   By:
                                        --------------------------------
                                        Name:
                                        Title:
Dated:

Signed by [           ] through its         )
duly authorised representative              )
[                 ] in the presence of:     )

--------------------------------------




or






THE COMMON SEAL of # is affixed in          )
accordance with its constitution in         )
the presence of                             )

--------------------------------------



Secretary                                Director


Name of secretary (print)                Name of director (print)

-------------------------                ---------------------------------------

                          ATTACHMENT B -3 (TO SCHEDULE)


                                      |
TRANSFER FORM                         |
--------------------------------------|
    For Non-Market Transactions       |
                                      |
                                      |
                                      |
                                      |
                                      |
  Affix stamp or similar duty here    |              Marking stamp
--------------------------------------------------------------------------------
FULL NAME OF      Westfield America Trust ARSN 092 058 449 ('WAT')
REGISTERED
SCHEME
--------------------------------------------------------------------------------
DESCRIPTION       Class       Amount paid    Amount unpaid          Register
OF
OPTIONS           Series G Special Options                          NSW
--------------------------------------------------------------------------------
                  Words                                     Figures
QUANTITY
--------------------------------------------------------------------------------
FULL NAME
    OF
TRANSFEROR(S)
--------------------------------------------------------------------------------
                                                               Date of Purchase
CONSIDERATION
--------------------------------------------------------------------------------
FULL NAME
    OF
TRANSFEREE(S)
--------------------------------------------------------------------------------
FULL ADDRESS
    OF
TRANSFEREE(S)
--------------------------------------------------------------------------------
BENEFICIAL        Upon registration of this transfer, the transferee will/will
INTEREST          not hold the above options beneficially
--------------------------------------------------------------------------------
     I, the registered holder and transferor ('Transferor') named above, for the consideration specified above transfer to the transferee named above ('Transferee') the special options specified above ('Special Options') registered in my name in the books of WAT subject to the conditions on which I hold them at the time of signing this form. I, the Transferee agree to accept the transfer of the Special Options and the registration of the Special Options in my name in the books of WAT subject to the same conditions and agree to be bound by the constitution of WAT as amended from time to time and the terms of the Special Options.
--------------------------------------------------------------------------------
SIGNATURE                                                      FOR REGISTRAR USE
   OF
TRANSFEROR(S)

SIGN HERE     ______________________

DATE SIGNED   _____________/___/____
--------------------------------------------------------------------------------
SIGNATURE                                                      FOR REGISTRAR USE
   OF
TRANSFEROR(S)

SIGN HERE     ______________________

DATE SIGNED   _____________/___/____
--------------------------------------------------------------------------------

                            ATTACHMENT C TO SCHEDULE

                       SERIES G SPECIAL OPTION CERTIFICATE


         CERTIFICATE NUMBER

WESTFIELD AMERICA TRUST

            Constituted by Trust Deed dated 28 March 1996, as amended

                       SERIES G SPECIAL OPTION CERTIFICATE


--------------------------------------------------------------------------------

NUMBER OF OPTIONS              CLASS                  DISTINCTIVE NUMBERS

--------------------------------------------------------------------------------
[        ]             Series G Special Options       FROM   [             ]

                                                      TO     [             ]



--------------------------------------------------------------------------------

These options are issued in accordance with the Trust Deed of the Westfield America Trust, the Series G Special Option Deed and the Special Option Terms attached.

This is to certify that [        ] of [        ] is the registered holder of the
options in Westfield America Trust set out in the panel above.

SIGNED FOR AND ON BEHALF of Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust.

                                    ________________________________
                                    Director

                                    ________________________________
                                    Secretary